Dennis E. Valentine Chief Financial Officer Phone: 760-602-3292	The Investor Relations Group Investors: Kathryn McNeil/Dian Griesel, Ph.D. Media: Andrea Faville/Dian Griesel, Ph.D. Phone: 212-825-3210

JMAR TECHNOLOGIES REPORTS FIRST QUARTER 2005 RESULTS
BioSentryTM starts beta field test; BritelightTM product sale adds to quarterly revenue

San Diego, CA — May 12, 2005 – JMAR Technologies, Inc. (Nasdaq: JMAR) released the status of its new product development activities and financial results for the quarter ended March 31, 2005.

The Company made solid progress on new business initiatives during the first part of 2005, including:

•	Entered into BioSentryTM Distribution agreement with Hyde Marine

•	Signed Lastek Limited as a Distributor for BritelightTM to university, government and private company researchers in Australia

•	Reached agreement with major Mexican beverage producer on program for installation of up to 17 BioSentryTM units

•	Installed beta BioSentryTM units at Olivenhain Municipal Water District for operational trials, staged in conjunction with California Department of Health Services

•	Negotiated agreements with PointSource Technologies and NASA to consolidate microorganism detection technology for BioSentryTM product line

•	Assembled Scientific Advisory Board to advise JMAR’s X-ray microscope development program

•	Showcased modular BritelightTM system at Photonics West 2005 Exhibition

•	Completed $4 million financing and amended terms of preferred stock to facilitate product development projects

Revenues for the three-months ended March 31, 2005 were $1,867,331 compared to $1,755,289 for the three-months ended December 31, 2004 and $3,035,376 in the corresponding quarter of 2004. The decreased quarterly revenue year-over-year was offset, in part, by an increase of $406,383 in revenues from the Company’s mask contract with Naval Air Warfare Center (NAVAIR Contract) due to funding received later in 2004 and the sale of a BritelightTM system to Lawrence Livermore National Laboratories. Revenues for the first quarter of 2005 included $750,644 from the Company’s subcontract with General Dynamics Advanced Information Systems related to the maintenance of a semiconductor wafer fabrication process installation (DMEA Contract), $501,720 from the NAVAIR Contract, $350,000 from the sale of the BritelightTM system, $124,498 related to the READ contract with FemtoTrace and $124,459 from the Company’s contract with the Defense Advanced Research Projects Agency for its beta CPLTM system (DARPA Contract). The decrease in year-over-year revenues was primarily due to a reduction of $1,391,880 in revenues related to lower funding of the DARPA Contract, a reduction of $284,137 in revenues related to the DMEA Contract due to reduced equipment installations and $136,844 in lower revenues for the READ contract.

The net loss for the quarter ended March 31, 2005 was $1,691,449, compared to a net loss for the quarter ended December 31, 2004 of $2,194,704 and a net loss of $954,675 for the corresponding quarter in 2004. The net loss for 2005 includes product development costs primarily associated with the BioSentry, X-ray Microscope, and X-ray Nano Probe product lines of $801,982 and a non-cash interest charge of $65,094 related to the Company’s line of credit. The net loss for the corresponding quarter of 2004 included product development costs of $54,097, non-cash interest charges of $324,105 and a loss from discontinued operations of $62,097.

“This has been a very exciting quarter for JMAR as we begin to realize the very tangible results of our commitment to build market opportunities and increase visibility of our new product initiatives,” commented Ronald A. Walrod, CEO of JMAR. “During the quarter, we transitioned our first new commercial product, the BioSentry, from the laboratory to the field – laying the groundwork for broad market acceptance leading to the full scale commercial launch of this product. Additionally, we are pleased to note early BioSentry traction was complemented by sales of our Britelight Laser System which significantly contributed to our revenue in the first quarter.”

Conference Call

JMAR will host a conference call today at 11:00 AM EST to discuss the Company’s financial and operating performance for its first quarter 2005 and the status of the Company’s new product development and marketing activities. All those interested in hearing management’s discussion are invited to join the call by dialing 877-407-9210. International participants may access the call by dialing 201-689-8049. A replay will be available for one week following the call by dialing 877-660-6853 for domestic participants and 201-612-7415 for international participants and entering account number 286 and conference ID number 150479 when prompted.

Members of the financial and investment community, the media and other interested parties can also access a live webcast of the conference call by accessing the link on JMAR’s corporate website, www.jmar.com. The webcast will be archived for 90 days following the call.

About JMAR

JMAR Technologies, Inc. is a leading innovator in the development of laser-based equipment for imaging, analysis and fabrication at the nano-scale. The Company is leveraging over a decade of laser and photonics research to develop a diverse portfolio of products with commercial applications in rapidly growing industries while continuing to carry out research and development for the U.S. Defense Advanced Research Projects Agency (DARPA) and support for the U.S. Government’s Defense Microelectronics Activity (DMEA) semiconductor fabrication facility. JMAR is targeting the nanotechnology, bioscience and semiconductor industries with its Britelight Laser; X-ray Light Source; Compact X-ray Microscope — for 3D visualization of single cells and polymers; and its X-ray Nano Probe — enabling interaction, analysis and materials modification at the nano-scale. JMAR also develops, manufactures and markets its BioSentry microorganism early warning system and maintains a strategic alliance for the production of the READ chemical sensor for homeland security, environmental and utility infrastructure industries.

This news release contains certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the risk that the performance validation tests of the BioSentry Beta unit are not successfully completed due to unforeseen issues with the installation and operation of the units outside of the controlled environment of JMAR’s facility, competition from alternative particle detection, filtering and other water decontamination technologies, uncertainties as to the size of the market, cost and margins for BioSentry products, failure to obtain market acceptance, current or future government regulations affecting the use of JMAR’s products, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies and those risks detailed in the Company’s Form 8-K filed on March 30, 2005 with the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.

FINANCIAL DATA
STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	(Unaudited)
	2005	2004

Revenues	$1,867,331	$3,035,376
Loss from Operations	(1,611,921)	(514,418)
Loss from Continuing Operations	(1,691,449)	(892,578)
Loss from Discontinued Operations	—	(62,097)
Net Loss	(1,691,449)	(954,675)
Deemed Preferred Stock Dividends	(381,618)	(1,169,283)
Loss Applicable to Common Stock	(2,073,067)	(2,123,958)
Loss per Share*	(0.06)	(0.07)

*Includes preferred stock dividends

SELECTED BALANCE SHEET DATA

	March 31,	December 31,
	2005	2004
Assets	$19,898,196	$17,426,098
Cash	9,873,339	6,599,588
Working Capital	9,249,663	7,180,382
Short-Term Debt	151,930	145,019
Long-Term Liabilities	440,465	465,492
Redeemable Convertible Preferred Stock	7,038,602	8,087,274
Shareholders’ Equity	9,356,371	5,101,925

For further details please see the full text of JMAR’s Form 10-Q for the three months ended March 31, 2005 available on May 16, 2005 from JMAR or at www.sec.gov.